As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATHAY GENERAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4274680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Perry P. Oei, Esq.

Senior Vice President and General Counsel

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David E. Shapiro, Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd St

New York, NY 10019

(212) 403-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)(3)(4)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Debt Securities(4)	—	—	—	—
Warrants	—	—	—	—
Preferred Stock Purchase Rights(5)	—	—	—	—
TOTAL			$200,000,000.00	$11,160.00

(1)	Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Such indeterminate principal amount, liquidation amount or number of each identified class of securities as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies. The aggregate maximum offering price of all securities issued pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $200,000,000. The securities registered also include such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, redemption, exercise or settlement of, or exchange for, preferred stock, debt securities or, warrants, including pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of splits, security dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock, debt securities or guarantees of debt securities that are issued upon conversion of or exchange for debt securities registered hereunder.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(4)	If any Debt Securities are issued at an original issue discount, then the offering price will be in such greater principal amount as will result in an aggregate initial offering price not to exceed $200,000,000 less the dollar amount of any securities previously issued, so that in no even will the aggregate initial offering price of any securities issued under this Registration Statement exceed $200,000,000.
(5)	This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Preferred Stock of the registrant, which are attached to all shares of common stock issued, pursuant to the terms of the registrant’s Rights Agreement dated November 16, 2000. Until the occurrence of prescribed events, the rights are not exercisable, are evidenced by certificates for the common stock and will be transferred with and only with such common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion dated November 12, 2009

PROSPECTUS

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We, Cathay General Bancorp, may offer and sell from time to time the following securities separately or together in any combination:

•	our common stock;

•	our preferred stock;

•	debt securities; and

•	warrants.

Our debt securities may consist of debentures, notes, or other types of debt. The preferred stock, debt securities, and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. The aggregate offering price of the securities that we may issue under this prospectus will not exceed $200,000,000.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

These securities are our unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CATY”. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve, nor any regulatory agency has approved or disapproved of these securities or passed upon the adequacy, completeness, or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants.

We may also issue common stock upon conversion or exchange of any of the securities listed above.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

In this prospectus, “Cathay,” “we,” “our,” “ours,” and “us” refer to Cathay General Bancorp, which is a Delaware corporation headquartered in Los Angeles, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Cathay Bank” or the “Bank” means Cathay Bank, a California state-chartered bank, which is our bank subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.cathaygeneralbancorp.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009, as amended on March 3, 2009, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2009;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2009 filed on November 6, 2009, for the fiscal quarter March 31, 2009 filed on May 8, 2009, and for the fiscal quarter ended June 30, 2009 filed on August 7, 2009;

•

Our Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations), filed on September 9, 2009, September 23, 2009, October 9, 2009, October 13, 2009, October 14, 2009 and October 19, 2009;

•	The description of our common stock contained in the registration statement on Form 8-A filed on September 16, 1999, including any amendment or report filed to update such description; and

•

The description of our preferred share purchase rights contained in the registration statement on Form 8-A filed on December 20, 2000, including any amendment or report filed to update such description.

These documents contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on our website, www.cathaygeneralbancorp.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act) and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, growth plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, financial expectations, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” “predicts,” “potential,” “continue,” and variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to adverse developments or conditions related to or arising from:

Risks relating to our business—

•	Difficult economic and market conditions have adversely affected our industry.

•

If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

•	We may be subject to supervisory action by bank supervisory authorities that could have a material negative effect on our business, financial condition and the value of our common stock.

•	U.S. and international financial markets and economic conditions could adversely affect our liquidity, results of operations, and financial condition.

•	We may be required to make additional provisions for loan losses and charge off additional loans in the future, which could adversely affect our results of operations.

•	We are subject to extensive laws and regulations and supervision that could limit or restrict our activities and adversely affect our profitability.

•	The allowance for credit losses is an estimate of probable credit losses. Actual credit losses in excess of the estimate could adversely affect our net income and capital.

•	We may experience goodwill impairment.

•	Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

•	Our business is subject to interest rate risk and fluctuations in interest rates could reduce our net interest income and adversely affect our business.

•	We have engaged in and may continue to engage in further expansion through acquisitions, which could negatively affect our business and earnings.

•	We may engage in FDIC-assisted transactions, which could present additional risks to our business.

•	Inflation and deflation may adversely affect our financial performance.

•	As we expand our business outside of California markets, we will encounter risks that could adversely affect us.

•	Our loan portfolio is largely secured by real estate, which has adversely affected and may continue to adversely affect our net income.

•	Our use of appraisals in deciding whether to make a loan on or secured by real property does not ensure the value of the real property collateral.

•	We face substantial competition from larger competitors.

•	We are subject to extensive government regulation that could limit or restrict our activities, which, in turn, may hamper our ability to increase our assets and earnings.

•	The short term and long term impact of the new Basel II capital standards and the forthcoming new capital rules to be proposed for non-Basel II U.S. banks is uncertain.

•	We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

•	Managing reputational risk is important to attracting and maintaining customers, investors and employees.

•	Natural disasters and geopolitical events beyond our control could adversely affect us.

•	Adverse conditions in Asia could adversely affect our business.

•	Because of our participation in the TARP Capital Purchase Program, we are subject to several restrictions including restrictions on compensation paid to our executives.

•	Our need to continue to adapt to our information technology systems to allow us to provide new and expanded services could present operational issues and require significant capital spending.

•	Certain provisions of our charter, bylaws, and rights agreement could make the acquisition of our company more difficult.

•	Our financial results could be adversely affected by changes in accounting standards or tax laws and regulations.

Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in Cathay should consider all risks and uncertainties disclosed in our filings with the SEC described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

These and other factors are further described in Cathay General Bancorp’s Current Report on Form 8-K filed on October 13, 2009, the Company’s other reports filed with the SEC, and other filings the Company makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this report. Given these risks and uncertainties, we caution readers not to place undue reliance on any forward-looking statements, which speak to the date of this report. We have no intention and undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp’s filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286. The information contained in our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves will involve risks. Before making an investment decision, you should read carefully and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

CATHAY GENERAL BANCORP

Cathay General Bancorp is a corporation that was organized in 1990 under the laws of the State of Delaware. We are the holding company of Cathay Bank (“the Bank”), a California state-chartered commercial bank, six limited partnerships investing in affordable housing investments in which Cathay Bank is the sole limited partner, and GBC Venture Capital, Inc. We also own 100% of the common stock of five statutory business trusts created for the purpose of issuing capital securities.

The Bank was founded in 1962 and offers a wide range of financial services. As of September 30, 2009, the Bank operates twenty branches in Southern California, eleven branches in Northern California, eight branches in New York State, three branches in Illinois, three branches in Washington State, two branches Texas, one branch in Massachusetts, one branch in New Jersey, one branch in Hong Kong, and a representative office in Shanghai and in Taipei. Current activities of the Shanghai and Taipei representative offices are limited to coordinating the transportation of documents to the Bank’s head office and performing liaison services. Deposit accounts at the Hong Kong branch are not insured by the Federal Deposit Insurance Corporation (the “FDIC”).

As a commercial bank, Cathay Bank accepts checking, savings, and time deposits, and makes commercial, real estate, personal, home improvement, automobile, and other installment and term loans. From time to time, the Bank invests available funds in other interest-earning assets, such as U.S. Treasury securities, U.S. government agency securities, state and municipal securities, mortgage-backed securities, asset-backed securities, corporate bonds, and other security investments. The Bank also provides letters of credit, wire transfers, forward currency spot and forward contracts, traveler’s checks, safe deposit, night deposit, Social Security payment deposit, collection, bank-by-mail, drive-up and walk-up windows, automatic teller machines, Internet banking services, and other customary bank services.

The Bank primarily services individuals, professionals, and small to medium-sized businesses in the local markets in which its branches are located and provides commercial mortgage loans, commercial loans, Small Business Administration loans, residential mortgage loans, real estate construction loans, equity lines of credit; and installment loans to individuals for automobile, household, and other consumer expenditures.

Through Cathay Wealth Management, Cathay Bank provides its customers the ability to trade stocks online and to purchase mutual funds, annuities, equities, bonds, and short-term money market instruments, through PrimeVest Financial Services. These products are not insured by the Federal Deposit Insurance Corporation, or FDIC.

Cathay General Bancorp is regulated as a bank holding company by the Board of Governors of the Federal Reserve System, or Federal Reserve Board. Cathay Bank is regulated as a California commercial bank by the California Department of Financial Institutions, or DFI, and the FDIC.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities registered hereby will be added to our general funds and will be available for general corporate purposes, including, among other things, the payment of dividends on preferred stock and common stock, repayment of existing indebtedness, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table shows our ratio of earnings to fixed charges and preferred dividends on a consolidated basis.

For purposes of determining the ratio of earnings to fixed charges and preferred dividends, earnings are defined as the sum of pre-tax income (loss) from continuing operations, fixed charges and amortization of capitalized interest; less interest capitalized, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges means the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

CATHAY GENERAL BANCORP AND SUBSIDIARIES

Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

	For the nine months ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except ratios)	2009	2008	2008	2007	2006	2005	2004
Income/(Loss) before income tax expense	$(67,474)	$83,554	$70,075	$196,660	$184,829	$166,481	$140,422
Plus fixed charges	191,860	226,584	299,477	309,114	214,664	112,432	62,142

Earnings	124,386	310,138	369,552	505,774	399,493	278,913	202,564
Fixed charges	191,860	226,584	299,477	309,114	214,664	112,432	62,142
Preferred stock dividends	12,706	452	1,750	610	610	611	593

Fixed charges and preferred stock dividends	$204,556	$227,036	$301,227	$309,724	$215,274	$113,043	$62,735
Ratio of earnings to fixed charges	0.65	1.37	1.23	1.64	1.86	2.48	3.26
Ratio of earnings to fixed charges and preferred dividends	0.61	1.37	1.23	1.63	1.86	2.47	3.23

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, Cathay General Bancorp is subject to regulation, supervision and examination by the Federal Reserve Board. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Cathay General Bancorp please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any subsequent reports Cathay General Bancorp files with the SEC, which are incorporated by reference into the prospectus.

Dividends from the Bank are our primary source of funds for payment of principal and interest on our debt and dividends to our stockholders. In the year ended December 31, 2008, Cathay General Bancorp declared cash dividends to the holders of our common stock of $20.8 million. There are, however, statutory limits on the amount of dividends that the Bank can pay to Cathay General Bancorp without regulatory approval.

The Bank may not, without the prior approval of the DFI, pay a dividend in an amount which exceeds the lesser of (a) the retained earnings of the Bank; or (b) the net income of the Bank for its last three fiscal years, less the amount of any distributions made by the Bank or by any majority-owned subsidiary of the Bank during such period. At September 30, 2009, the Bank had $125.6 million available for payment of dividends to Cathay General Bancorp.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of the bank, the applicable regulatory authority might deem the bank to be engaged in an unsafe or unsound practice if the bank were to pay dividends. The Federal Reserve Board has issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms of our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws, as amended, copies of which have been filed with the SEC and are also available upon request from us, as well as the description of our common stock which is incorporated by reference herein through our previous filings with the SEC, including the description of our common stock contained in our registration statement on Form 8-A filed on September 16, 1999, and any amendment or report filed to update such description.

General

Our restated certificate of incorporation, as amended, provides the authority to issue 100,000,000 shares of common stock, par value $.01 per share. At October 31, 2009, there were 61,829,540 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize.

Except in very limited circumstances, holders of our common stock may not cumulate their votes in the election of directors, which means that a majority of the outstanding shares of common stock are generally able to elect all of the directors standing for election each year, subject to the rights of any preferred stock that is then issued and outstanding.

Dividends

Although we have historically paid cash dividends on our common stock, we are not required to do so. Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors, out of any funds legally available for dividends subject to certain restrictions on payment of dividends imposed by the Delaware General Corporation Law and state and federal banking laws. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our Series B Fixed Rate Cumulative Perpetual Preferred Stock and Series A Junior Participating Preferred Stock and any other series of preferred stock upon issuance, will have preference over our common stock with respect to the payment of dividends. Additionally, dividends on the common stock are further limited to the extent we are not current in making payments on our outstanding subordinated debt securities.

As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of the Bank’s and our ability to pay dividends in the future is, and could in the future be further, limited by bank regulatory requirements and capital guidelines. The Bank’s ability to pay dividends to us are limited to the extent it is not current in paying interest on its subordinated debt or if another event of default has occurred.

As a result of losses incurred to date, we expect we will become subject to some form of supervisory action. For a discussion of the potential requirements of such supervisory action, see Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and any subsequent reports Cathay General Bancorp files with the SEC, which are incorporated by reference into the accompanying prospectus. We expect that when we become subject to regulatory action, such regulatory action would likely include a requirement to seek regulatory approval prior to paying dividends. There can be no assurance that our regulators will not object to the payment of such dividends.

Liquidation Rights

The holders of our common stock will become entitled to participate ratably in the distribution of any of our assets remaining after we have paid all of our debts and liabilities and after we have paid to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled. Our Series B Fixed Rate Cumulative Perpetual Preferred Stock and Series A Junior Participating Preferred Stock and any other series of preferred stock upon issuance, will have preference over our common stock with respect to the distribution of assets in the event of our liquidation or dissolution.

Certain Provisions of California and Federal Law

The following discussion is a summary of certain provisions of California and federal law and regulations, relating to stock ownership and transfers and business combinations, all of which may be deemed to have “antitakeover” effects. The description of these provisions is necessarily general and reference should be made to the actual laws and regulations and to the Certificate of Incorporation and bylaws of the Company.

Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and, within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the DFI has approved such acquisition of control. A person would be deemed to have acquired control of the Company, and thereby indirectly control of the Bank, if such person, directly or indirectly, has the power (i) to vote 25% or more of the voting power of the Company or (ii) to direct or cause the direction of the management and policies of the Company. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of the common stock would be presumed to control the Company.

Miscellaneous

Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CATY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes some of the provisions in our restated certificate of incorporation, restated bylaws and Delaware law regarding our preferred stock that we may offer from time to time. The specific terms of a series of preferred stock that we may offer will be described in a prospectus supplement relating to that series of preferred stock. The following description, and any description of our preferred stock in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of our restated certificate of incorporation, our restated bylaws, Delaware law and the certificate of designations relating to the particular series of our preferred stock as well as the description of our preferred stock which is incorporated by reference herein through our previous filings with the SEC, including the description of our preferred share purchase rights contained in the registration statement on Form 8-A filed on December 20, 2000, and any amendment or report filed to update such description. We will file such certificate of designations with the SEC at or prior to the time of sale of that series of preferred stock. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our restated certificate of incorporation and restated bylaws by following the directions under the heading “Where You Can Find More Information”.

General

Under our restated certificate of incorporation, as amended, we have authority to issue up to 10,000,000 shares of preferred stock, $.01 par value per share. Of such number of shares of preferred stock, 100,000 shares have been designated as Series A Junior Participating Preferred Stock (“Series A Junior Preferred Stock”), and 258,000 shares have been designated as Series B Fixed Rate Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) or further-described below.

Authorization and Issuance

Our board of directors, without stockholder approval, can authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of our common stockholders or other outstanding series of preferred stock. Pursuant to our restated bylaws, our board of directors may grant authority to a special committee to authorize and determine the terms of any series of preferred stock issued.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below, unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series, the number of shares offered and the stated value thereof if different from the par value thereof;

•	the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

•	the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•	any redemption provisions;

•	any conversion or exchange rights and provisions;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.

Voting Rights

The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities”, and a holder of 25% of more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•

any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as, and if our board declares, cash dividends payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both. Dividends may be cumulative or noncumulative and may be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

As a result of losses incurred to date, we expect we will become subject to some form of supervisory action. For a discussion of the potential requirements of such supervisory action, see Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and any subsequent reports Cathay General Bancorp files with the SEC, which are incorporated by reference into the accompanying prospectus. We expect that when we become subject to regulatory action, such regulatory action would likely include a requirement to seek regulatory approval prior to paying dividends. There can be no assurance that our regulators will not object to the payment of such dividends.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, preferred stockholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common stockholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Conversion and Exchange

The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Redemption

The terms on which any series of preferred stock may be redeemed will be described in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

Other Rights

The shares of a series of preferred stock may have the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption, or other rights as may be described in the applicable prospectus supplement, our restated certificate of incorporation, or as otherwise required by law.

Title

We, the transfer agent and the registrar for a series of preferred stock, and any of our or their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purposes.

Series A Junior Preferred Stock

General

The 100,000 shares of the Series A Junior Preferred Stock are subject to purchase under outstanding preferred share purchase rights that expire in November 2010. The preferred share purchase rights were distributed to our common shareholders as a dividend on the basis of one right for each share of common stock. The rights are transferable only with the underlying shares of common stock to which they relate. In general, the rights become exercisable if, after December 20, 2000, a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock. The board of directors is entitled to redeem the rights at one cent per right at any time before any such person acquires 15% or more of the outstanding common stock.

Ranking

Series A Junior Preferred Stock ranks senior to common stock but junior to all other series of Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, unless the terms of such series provide otherwise.

Voting Rights

Holders of shares of Series A Junior Preferred Stock are entitled to the number of votes set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock on all matters submitted to a vote of the stockholders of the Corporation.

If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any shares of Series A Junior Preferred Stock are in default, the number of directors constituting our board of directors will be increased by two. In addition to voting with holders of common stock for the election of other directors, the holders of record of Series A Junior Preferred Stock, voting separately as a class to the exclusion of holders of common stock, will be entitled to vote for the election of two directors. If and when such default ceases to exist, the holders of Series A Junior Preferred Stock will be divested of the foregoing special voting rights and the number of directors constituting our board of directors will be reduced by two.

Dividends

Holders of our Series A Junior Preferred Stock are entitled to receive dividends if, as and when declared by our board of directors, out of any funds legally available for dividends in the amount specified in the Certificate of Designation for the Series A Junior Preferred Stock. We must declare such dividend immediately after a dividend or distribution on our common stock is declared. Dividends on the Series A Junior Preferred Stock are further limited to the extent we are not current in making payments on or we are deferring interest on our outstanding Junior Subordinated Notes.

Whenever dividends on Series A Junior Preferred Stock are in arrears, we will not (i) declare or pay dividends on, or make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior to the Series A Junior Preferred Stock, (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on parity with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock, or (iii) purchase or otherwise acquire for consideration Series A Junior Preferred Stock or any shares of stock ranking on parity, except in accordance with a purchase offer made to all holders of Series A Junior Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, on terms that our board of directors have determined in good faith will result in fair and equitable treatment of the respective series of classes.

Liquidation Rights

Holders of our Series A Junior Preferred Stock will have preference over holders of stock ranking junior to Series A Junior Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) with respect to the distribution of assets in the event of our liquidation, dissolution or winding up.

Redemption

Shares of our Series A Junior Preferred Stock are not redeemable.

Fixed Rate Cumulative Perpetual Preferred Stock, Series B

General

On December 5, 2008, the U.S. Treasury purchased 258,000 shares of our Series B Preferred Stock, in the amount of $258.0 million, pursuant to the U.S. Treasury Troubled Asset Relief Program Capital Purchase Program under the Emergency Economic Stabilization Act of 2008. The Series B Preferred Stock pays cumulative compounding dividends at a rate of 5% per year for the first five years, and thereafter at a rate of 9% per year. In conjunction with the purchase of senior preferred shares, the U.S. Treasury received warrants to purchase common stock of 1,846,374 shares at the exercise price of $20.96 with an aggregate market price equal to $38.7 million, 15% of the senior preferred stock amount that the U.S. Treasury invested. The exercise price of $20.96 on warrants was calculated based on the average of closing prices of our common stock on the 20 trading days ending on the last trading day prior to November 17, 2008, the date that we received the preliminary approval of capital purchase from the U.S. Treasury.

Voting Rights

If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether are not consecutive) payable on any shares of Series B Preferred Stock are in default, the number of directors constituting our board of directors will be increased by two. In addition to voting with holders of common stock for the election of other directors, the holders of record of Series B Preferred Stock, voting separately as a class to the exclusion of holders of common stock, will be entitled to vote for the election of two directors. If and when such default ceases to exist, the holders of Series B Preferred Stock will be divested of the foregoing special voting rights and the number of directors constituting our board of directors will be reduced by two.

In addition to any other vote or consent of stockholders required by law or by our certificate of incorporation, the vote or consent of holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a separate class, is necessary for effecting and validating the (i) authorization of senior stock, (ii) amendment of the Certificate of Designation for the Series B Preferred Stock and (iii) subject to exceptions, share exchanges, reclassifications, mergers and consolidations.

Dividends

Holders of our Series B Preferred Stock are entitled to receive dividends if, as and when declared by our board of directors, out of any funds legally available for dividends in the amount specified in the Certificate of Designations for the Series B Preferred Stock. Such dividends will accrue and be cumulative from the original issue date, and will compound on each subsequent dividend payment date. Dividends on the Series B Preferred Stock are further limited to the extent we are not current in making payments on or we are deferring interest on our outstanding Junior Subordinated Notes.

Subject to certain exceptions, whenever dividends on Series B Preferred Stock are in arrears, we will not (i) declare or pay dividends on, or make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior to the Series B Preferred Stock or (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on parity with the Series B Preferred Stock, subject to certain limitations set forth in our Certificate of Designations for the Series B Preferred Stock.

Dividends on common stock and other junior stock can only be declared and paid subject to the foregoing. Holders of Series B Preferred Stock are not entitled to participate in any such dividends.

Liquidation Rights

Holders of our Series B Preferred Stock will have preference over holders of common stock and any other stock ranking junior to the Series B Preferred Stock with respect to the distribution of assets in the event of our liquidation, dissolution or winding up.

Redemption

The shares of Series B Preferred Stock may be redeemed prior to the first dividend payment date falling on or after the third anniversary of the original issue date, at our option and subject to approval from the Federal Reserve Board, upon notice and on the terms set forth in our Certificate of Designations for the Series B Preferred Stock. Holders of Series B Preferred Stock have no right to exchange or convert such shares into any other securities.

Miscellaneous

Holders of Series B Preferred Stock have no preemptive rights.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the general terms and provisions of the debt securities that we may offer. The specific terms of a series of debt securities that we may offer will be described in a prospectus supplement relating to that series of debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you.

The following description, and any description of our debt securities in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of the indenture and the form of certificates evidencing the debt securities relating to the particular series of our debt securities. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our restated certificate of incorporation and restated bylaws by following the directions under the heading “Where You Can Find More Information”.

General

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our board of directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.

Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for our other securities, including our common stock. We may issue the debt securities:

•	in one or more series,

•	with the same or various maturities,

•	at par,

•	at a premium, or

•	at a discount.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the initial offering price,

•	the aggregate principal amount of that series of debt securities,

•	the title of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which we will pay the principal on the debt securities,

•	the maturity date,

•

the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

•	the date or dates from which interest will accrue,

•	the date or dates on which interest will commence and be payable,

•	any regular record date for the interest payable on any interest payment date,

•	the place or places where we will pay the principal, premium, and interest with respect to the debt securities,

•	the terms and conditions upon which we may redeem the debt securities,

•	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,

•	the denominations in which we will issue the debt securities, if we issue them other than in denominations of $1,000 and any integral multiple thereof,

•	whether we will issue the debt securities in the form of certificated debt securities or global securities,

•	the currency of denomination of the debt securities,

•	any addition to or change in the events of default that are described in this prospectus or in the indenture,

•	any change in the acceleration provisions that are described in this prospectus or in the indenture,

•

the ranking of the debt securities of the series, including the relative degree, if any, to which the debt securities of such series shall be subordinated to one or more other series of debt securities or other obligations of the Company in right of payment, whether outstanding or not,

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide you with information on the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).

We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:

•	original issue date,

•	date or dates on which we must pay principal and interest, and

•	interest rate or method of determining interest.

If we decide to issue debt securities in the form of one or more global securities, then we will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Ranking

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the debt securities will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company and we will depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are regulatory provisions which limit the amount of dividends the Bank can pay to us as well as regulatory provisions which limit the Bank’s ability to make loans and advances to us.

Events of Default Under the Indenture

Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

•

default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.

No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise we may defease such series of debt securities. Upon defeasance, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (“legal defeasance”) or we may be excused from compliance with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the board of directors or an officers’ certificate delivered pursuant to the indenture (“covenant defeasance”). We will be discharged, under either legal defeasance or covenant defeasance, on the 91st day after we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

Legal defeasance or covenant defeasance will be effective only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series which we wish to defease will:

•	not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and

•

will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following summary of the terms of our warrants describes general terms that apply to the warrants. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

We may issue warrants to purchase common stock, preferred stock, debt securities, or other securities of the Company or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the common stock, preferred stock, debt securities, or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any warrant will be set forth in the applicable prospectus supplement.

ANTI-TAKEOVER PROVISIONS IN

CATHAY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following includes a brief description of certain of the provisions of Cathay’s restated certificate of incorporation and restated bylaws. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and restated bylaws, as amended, copies of which have been filed with the SEC and are also available upon request from us.

General

Our restated certificate of incorporation and restated bylaws contain certain provisions that deal with matters of corporate governance and certain rights of stockholders which might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which individual stockholders may deem to be in their best interest, or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of an incumbent board of directors or management more difficult.

Preferred Stock Purchase Rights

On November 16, 2000, our board of directors adopted a Rights Agreement between us and American Stock Transfer and Trust Company, as Rights Agent, and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. Each preferred share purchase right entitles the registered holder to purchase from Cathay one one-thousandth of a share of Cathay Series A Junior Participating Preferred Stock at a price of $200, subject to adjustment. In general, the rights become exercisable if a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of the common stock. Our board of directors is entitled to redeem the rights at one cent per right at any time before any such person acquires 15% or more of the outstanding common stock. The rights will expire on November 16, 2010.

In addition, our restated certificate of incorporation has other provisions that could make more difficult the acquisition of Cathay by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) a requirement that any “Business Combination” (as defined in the restated certificate of incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares, voting together as a single class, excluding voting stock beneficially owned by an interested stockholder unless certain conditions are met, including without limitation: (a) the Business Combination is approved by a majority of “Continuing Directors” (as defined in the restated certificate of incorporation) or certain minimum price requirements are satisfied, (b) consideration to be received by holders of a particular series of stock is in cash or in the same form as has been previously paid by an “Interested Stockholder” (as defined in the restated certificate of incorporation) in connection with its acquisition of beneficial ownership of shares of such class, (c) there has been no failure to declare and pay at the regular date thereof any full regular dividends payable in accordance with the terms of any outstanding capital stock, other than common stock, except as approved by a majority of the Continuing Directors, (d) there has been no reduction in the amount, or change in the frequency of payment, of any dividends regularly paid on the common stock, (e) the Interested Stockholder has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages by the Corporation, and (f) a proxy or information statement describing the Business Combination has been mailed to all stockholders of the Corporation at least 30 days prior to consummation of such Business Combination, (ii) a requirement that any “Stock Repurchase” (as defined in the restated certificate of incorporation) from an Interested Stockholder shall be approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of such stock which is beneficially owned by persons other than such Interested Stockholder, voting together as a single class, unless (a) the Stock Repurchase is made pursuant to a tender offer or exchange offer made available on the same basis to all holders of such class of capital stock, or (b) the Stock Repurchase is made pursuant to an open market program approved by a majority of the Continuing Directors, and (iii) the ability of the board of directors to issue preferred stock at such time and on such terms and conditions as it deems appropriate.

Directors

Certain provisions of our restated certificate of incorporation and restated bylaws will impede changes in majority control of the board of directors. Our restated certificate of incorporation and/or restated bylaws provide that: our board is divided into three classes so that approximately one-third of the total number of directors is elected each year (this “classified” board of directors is intended to provide for continuity of the board of directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain control of the board of directors without consent of the incumbent board of directors); any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, is generally filled by a majority vote of the directors then in office for the remainder of the unexpired term; a director, in general, may be removed from office at any time only for cause and only by the affirmative vote of eighty percent (80%) of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; stockholders may vote their shares cumulatively for directors in the event there is a holder of forty percent (40%) or more of our outstanding capital stock entitled to vote; prohibition on taking action by shareholder written consent or for shareholders to call for a special meeting; and procedures for the nomination of directors and submission of matters to the vote of our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•	before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by directors, officers and employee stock plans; or

•

on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is to be determined whether such person is an interested stockholder.

PLAN OF DISTRIBUTION

We may sell these securities offered under this prospectus in public offerings through one or more underwriters or dealers, through other agents, or directly to one or more purchasers or a combination thereof. Underwriters and agents in any distribution contemplated hereby will be named in the applicable prospectus supplement. The terms of any distribution, including, but not limited to, “at the market” equity offerings as defined in Rule 415 of the Securities Act, will also be set forth in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any method permitted by law, including sales deemed to be an “at the market” equity offerings, which includes sales made directly on or through the facilities of the NASDAQ Global Select Market (the existing trading market for our common stock), or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale, or sales made to or through a market maker other than on an exchange.

Underwriters, dealers and agents that participate in the distribution of these securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of these securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these securities may be listed.

The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our affiliates, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

Any securities issued hereunder (except the common stock) will be new issuances of securities with no established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market-making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York and Perry P. Oei, Esquire, our General Counsel. Mr. Oei holds options to purchase our common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The consolidated financial statements of Cathay General Bancorp and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$11,160
Legal fees and expenses	300,000
Accounting fees and expenses	75,000
Printing fees and expenses	20,000
Miscellaneous expenses	50,000

Total Expenses	$456,160

Item 15.	Indemnification of Directors and Officers.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation contains a provision that eliminates the personal liability of its directors to the registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL permits, and under certain circumstances requires, registrant to indemnify its directors, officers, employees, and agents subject to certain conditions and limitations. We have entered into indemnification agreements with each of our directors and officers. Our restated bylaws also contain provisions to indemnify its agents, including its directors and officers. In addition, the registrant maintains directors’ and officers’ liability insurance which insures against certain liabilities that its officers and directors may incur in such capacities and has entered into indemnity agreements with such officers and directors.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement or Distribution Agreement*

3.1	Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Restated Certificate of Incorporation(2)

3.3	Restated Bylaws(3)

3.4	Amendment to the Restated Bylaws(4)

3.5	Amendment to the Restated Bylaws(5)

3.6	Certificate of Designation of Series A Junior Participating Preferred Stock(6)

3.7	Certificate of Designations of Series B Preferred Stock(7)

3.8	Certificate of Designation of Preferred Stock*

4.1	Rights Agreement with American Stock Transfer and Trust Company, dated November 16, 2000(8)

4.2	Form of Preferred Stock Certificate*

4.3	Form of Indenture**

EXHIBIT NUMBER	DESCRIPTION

4.4	Form of Debt Security*

4.5	Form of Warrant Agreement and Warrant Certificate*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz**

12.1	Statement of ratio of earnings to fixed charges and preferred dividends**

23.1	Consent of KPMG LLP**

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein.
**	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.
(2)	Filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.
(4)	Filed as Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.
(5)	Previously filed with the Securities and Exchange Commission on October 18, 2007, as an exhibit to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(6)	Filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.
(7)	Filed as Exhibit 3.1 and 4.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2008 and incorporated hereby by reference.
(8)	Filed as Exhibit 1 to the Registrant’s Form 8-A filed on December 20, 2000 and incorporated hereby by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on November 12, 2009.

CATHAY GENERAL BANCORP

By:	/S/ DUNSON K. CHENG
Dunson K. Cheng Chairman, President, and Chief Executive Officer

Power of Attorney and Signatures

Each person whose signature appears below appoints Dunson K. Cheng and Heng W. Chen, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DUNSON K. CHENG Dunson K. Cheng	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	November 12, 2009

/S/ HENG W. CHEN Heng W. Chen	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	November 12, 2009

/S/ PETER WU Peter Wu	Director	November 12, 2009

/S/ ANTHONY M. TANG Anthony M. Tang	Director	November 12, 2009

/S/ KELLY L. CHAN Kelly L. Chan	Director	November 12, 2009

/S/ MICHAEL M.Y. CHANG Michael M.Y. Chang	Director	November 12, 2009

/s/ THOMAS C.T. CHIU Thomas C.T. Chiu	Director	November 12, 2009

/s/ NELSON CHUNG Nelson Chung	Director	November 12, 2009

/s/ PATRICK S.D. LEE Patrick S.D. Lee	Director	November 12, 2009

/s/ TING LIU Ting Liu	Director	November 12, 2009

/s/ JOSEPH C.H. POON Joseph C.H. Poon	Director	November 12, 2009

/s/ THOMAS G. TARTAGLIA Thomas G. Tartaglia	Director	November 12, 2009